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                                                                    EXHIBIT 23.1

NABI
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                             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-42188) and in the related Prospectus of NABI and the Registration Statements (Forms S-8 No. 333-38868, No. 333-38866 and No. 333-38864) pertaining to the Nabi Savings and Retirement Plan, Nabi-Rockville Savings and Retirement Plan, 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Nabi included in this Annual Report (Form 10-K) for the year ended December 30, 2000.

/s/ Ernst & Young LLP
Miami, Florida
March 2, 2001